UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2026

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-72741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301 Wilmington, DE.	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 17, 2026, VisionWave Holdings, Inc. (the “Company”) entered into a Share Exchange and Swap Agreement (the “Agreement”) with T3 Defense Inc. (“DFNS”), a Nasdaq-listed company. Pursuant to the Agreement, the Company to issue and delivered to DFNS 475,492 newly issued shares of the Company’s common stock (the “VWAV Exchange Shares”). In exchange, DFNS to issue to the Company 6,000,000 newly issued shares of DFNS common stock. The VWAV Exchange Shares were issued at the Nasdaq closing price of the Company’s common stock on May 15, 2026 ($5.590 per share), for an aggregate value of approximately $2.658 million.

The VWAV Exchange Shares to be issued as “restricted securities” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), in a private placement exempt from registration under Section 4(a)(2) of the Securities Act and bear a customary restrictive legend. The Agreement contains customary representations, warranties and covenants, and the shares are subject to additional contractual restrictions on transfer and legend removal that require the prior written consent of both parties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2026

VISIONWAVE HOLDINGS, INC.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Chief Executive Officer